PURCHASE AND SALE AGREEMENT
                                       and
                            JOINT ESCROW INSTRUCTIONS


         THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (hereinafter the "Agreement"), dated for reference purposes August 14, 2006 (hereinafter the "Effective Date"), is by and between SPI WILLOW PASS, L.P., a California limited partnership (hereinafter the "Seller") and MARK D. ZIMMERMAN, AS QUALIFIED EXCHANGE ACCOMMODATOR FOR MONTGOMERY REALTY GROUP, INC. (hereinafter the "Accommodator") and MONTGOMERY REALTY GROUP, Inc., a Nevada corporation (hereinafter the "Equitable Beneficiary") (hereinafter, collectively, "Buyer").

         A. Seller owns certain real property and improvements in the Park and Shop Shopping Center in Concord, California, which real property comprises approximately 1.15 acres and the improvements thereon include approximately 99,000 square feet of retail space.

         B. Seller desires to sell such property to Buyer and Buyer desires to purchase such property from Seller, on the terms and conditions set forth in this Agreement.

         IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

1.       PROPERTY INCLUDED IN SALE.

Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

         (a) that certain real property located in Concord, California, more particularly described in Exhibit "A" attached hereto (hereinafter the "Real Property");

         (b) Seller's right, title and interest in any rights, privileges and easements appurtenant to the Real Property, including, without limitation, minerals, oil, gas and other hydrocarbon substances on and under the Real Property, development rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property (hereinafter, collectively, the "Appurtenances");

         (c) Seller's right, title and interest in the improvements and fixtures located on the Real Property, including, without limitation, the building owned by Seller located at 1675 Willow Pass Road, Concord, California, as well as any other improvements located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, and all on-site parking (hereinafter, collectively, the "Improvements");

         (d) Seller's right, title and interest in (i) the lease dated October 3, 1997 with Burlington Coat Factory Warehouse of Concord, Inc., and (ii) the lease dated July 25, 2005 with Jo-Ann Stores, Inc. (hereinafter, collectively, "Leases"); and

         (e) Seller's right, title and interest in: all permits, licenses, governmental approvals and other entitlements relating to the Real Property and Improvements, plans, specifications and drawings, property records (excluding historical accounting records), security deposits under the Leases and any and all guaranties of the Leases, any warranty and guaranty rights, and rights under the HVAC Contract with ACCO Engineered Systems, each as they relate to the ownership, use or operation of the Property, as defined below (hereinafter, collectively, the "Intangible Property").

         All of the items described in subsections (a), (b), (c), (d) and (e) above are intended to be consistent with each other and in furtherance of the parties objective that Buyer is purchasing all of Seller's interests in the Property itself so as to own and control such interests to the same extent that Seller owns and controls them except as to those rights are non-assignable, related to adjacent properties, or specifically excepted by other provisions of this Agreement.

2.       PURCHASE PRICE.

         (a) The purchase price of the Property is Eighteen Million Two Hundred Thousand Dollars ($18,200,000.00) (hereinafter the "Purchase Price") and shall be paid as follows:

                  (i) Within two (2) business days after the Effective Date, Buyer shall by wire transfer of funds deposit in escrow with First American Title Insurance Company (hereinafter the "Title Company"), 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, California 94596; Attention: Roni Sloan Loftin, an initial deposit of Two Hundred Thousand Dollars ($200,000.00) (hereinafter the "First Deposit"). If Buyer gives the Approval Notice pursuant to Section 4(h) and Lender thereafter approves Buyer's assumption of the Existing Loan (as described in Section 4(f), the First Deposit shall be released to Seller and shall be nonrefundable to Buyer unless escrow fails to close due to a default of Seller. Upon release of the First Deposit to Seller, interest earned thereon shall be paid to Buyer.

                  (ii) Prior to the end of the Due Diligence Period (as defined below), if Buyer gives the Approval Notice pursuant to Section 4(h), Buyer shall concurrently wire transfer for deposit in escrow with Title Company an additional Three Hundred Thousand Dollars ($300,000.00) (hereinafter the "Second Deposit"). Thereafter, if Lender approves Buyer's assumption of the Existing Loan, the Second Deposit shall be released to Seller and shall be nonrefundable to Buyer unless escrow fails to close due to a default of Seller. Upon release of the Second Deposit to Seller, interest earned thereon shall be paid to Buyer.

For purposes hereof, "Deposit" shall refer initially to the First Deposit, and upon Buyer's delivery of the Second Deposit, shall refer collectively to the First Deposit and the Second Deposit. Upon the sale of the Property, the Deposit shall be credited against the Purchase Price

                  (iii) The Title Company shall invest the First Deposit in investments selected by Buyer and reasonably approved by Seller, which may include, without limitation, any certificates of deposit, savings or other accounts of any federally insured savings and loan association or bank.

                  (iv) The Existing Loan shall be assumed by Buyer:

         The balance of the Purchase Price, i.e., the Purchase Price, less the outstanding principal balance of the Existing Loan assumed at the Closing, shall be paid to Seller through escrow in immediately available funds at the closing of the purchase and sale contemplated hereunder (hereinafter the "Closing"). The Closing shall be deemed to occur upon the delivery and recording of the Deed (as defined in Section 3(a) below).

3.       TRANSFER OF TITLE TO THE PROPERTY.

         (a) At the Closing, Seller shall convey to Buyer title to the Real Property, the Appurtenances and the Improvements, by duly executed and acknowledged grant deed in the standard form used by Title Company (hereinafter the "Deed"). Evidence of delivery of title shall be the issuance by Title Company to Buyer of an CLTA Owner's Policy of Title Insurance in the amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer subject only to exceptions approved or waived by Buyer pursuant to Sections 4(c) or 4(d) herein; provided that if Buyer pays the cost for an updated survey and the incremental title insurance costs, such insurance shall be an ALTA extended coverage policy (as so selected by Buyer, hereinafter the "Title Policy").

         (b) At the Closing, Seller shall transfer all of Seller's right, title and interest in and to any Intangible Property (including the HVAC contract) by an Assignment of Intangible Property in the form attached hereto as Exhibit "B" (hereinafter the "Assignment of Intangible Property").

         (c) At the Closing, Seller shall assign to Buyer all of Seller's right, title and interest in and to the Leases and Contracts and Buyer shall assume all of Seller's obligations under the Leases, by an Assignment and Assumption of Leases and Contracts in the form attached hereto as Exhibit "C" (hereinafter the "Assignment and Assumption of Leases").

4.       DUE DILIGENCE PERIOD; AS-IS PURCHASE.

         (a) Due Diligence Period. Buyer, or its designees, shall have until 5:00 p.m. (Pacific Time) on Tuesday, September 5, 2006 (hereinafter the "Due Diligence Period") to conduct its due diligence review with respect to the Property.

         (b) Due Diligence Deliveries. Prior to the Effective Date, Seller delivered to Buyer a preliminary report for the Real Property issued by Title Company (hereinafter the " PTR"), and copies of the documents listed on Exhibit "D" attached hereto (hereinafter "Due Diligence Documents"). In addition, upon request of Buyer, Seller shall provide Buyer reasonable access to all relevant files of Seller with respect to the Property for inspection and copying at Seller's offices at 650 California Street, Suite 1288, San Francisco, California 94108, during regular business hours.

         (c) Title Matters; Buyer's Objections; Seller's Right to Cure. At least five (5) business days prior to the expiration of the Due Diligence Period, Buyer shall either approve the title exceptions shown on the PTR (which, for purposes hereof, shall include any matters shown on the 2005 Survey, a copy of which is included in the Due Diligence Documents) or notify Seller in writing of Buyer's objection to any title exceptions. If Buyer does not timely provide any such notification, Buyer shall be deemed to have disapproved all title exceptions, this Agreement shall terminate, and the First Deposit shall be returned to Buyer. If Buyer timely provides notice of objections, Seller then shall have three (3) business days in which to notify Buyer whether Seller will remove any such objectionable title exceptions. If Seller does not agree to remove the objectionable title exceptions to Buyer's satisfaction on or at the Closing, Buyer shall have the option to waive such objectionable title exceptions and proceed to Closing, or to terminate this Agreement prior to the end of the Due Diligence Period. If Buyer gives the Approval Notice pursuant to
Section 4(h), Buyer shall be deemed to have elected to waive such objectionable title exceptions.

         (d) Upon the issuance of any amendment or supplement to the Preliminary Title Report which adds additional exceptions (including, but not limited to, adding additional exceptions for matters shown on the survey, the foregoing right of review and approval shall also apply to said amendment or supplement (provided that the period for Buyer to review such amendment or supplement shall be the later of the expiration of the Due Diligence Period or three business (3) days from receipt of the amendment or supplement) and Escrow shall be deemed extended by the amount of time necessary to allow such review and approval in the time and manner set forth above; provided, however, that in no event shall the Close of Escrow be extended as a result of such delay for more than three
(3) days.

         (e) Buyer's Inspections. Upon 24 hours prior notice from Buyer to Seller, Seller shall permit Buyer and its authorized agents and consultants to enter upon the Property during reasonable business hours to make and perform inspections and investigations of the Property Conditions (as defined in Section 4(g) below). Prior to entering upon the Property, Buyer shall provide to Seller a certificate of insurance evidencing Buyer's or Buyer's agents' and/or consultants', as applicable, procurement of a commercial general liability insurance policy in the amount of One Million Dollars ($1,000,000) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to property in an occurrence. In conducting any inspections, investigations or tests of the Property, Buyer and its agents and representatives shall: (i) not interfere with the tenants business operations on the Property; (ii) not perform any invasive or destructive testing or sampling without first obtaining Seller's approval of the work plan and consultant, which approval shall not be unreasonably withheld; (iii) not injure Seller, its agents or tenants or their respective agents, guests, invitees, contractors and employees or subtenants; (iv) comply with all applicable laws; (v) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vi) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (vii) promptly repair any damage to the Property resulting directly or indirectly from any such inspection or tests; and (viii) not reveal or disclose prior to Closing any information obtained by Buyer prior to Closing concerning the Property or documents related thereto, except as may be otherwise required by law or as part of Buyer's communications with Buyer's consultants as may be required to complete Buyer's Due Diligence and to Close Escrow. Buyer shall afford Seller the opportunity to have a representative of Seller present to accompany the party undertaking such evaluations, inspections, tests and other investigations of the Property. Buyer's obligations under this Section 4(d) survive any termination of this Agreement.

         (f) Loan Assumption. The Property is currently encumbered by that certain Twelve Million Four Hundred Thousand Dollars ($12,400,000) loan (hereinafter the "Existing Loan") made to Seller by Eurohypo AG, New York Branch. During the Due Diligence Period, Buyer shall review the Loan Documents included in the Due Diligence Materials (hereinafter the "Loan Documents") and Buyer shall commence efforts to obtain approval from Eurohypo AG, New York Branch or the entity servicing the Existing Loan (for purposes hereof, hereinafter the "Lender") for Buyer to assume the Existing Loan. If Buyer gives the Approval Notice, Buyer shall be deemed to have approved the Loan Documents and Buyer shall be deemed satisfied that it will be able to assume the Existing Loan at Closing. At such time as Buyer submits an application to assume the Existing Loan, Buyer shall pay any processing fee and other costs required by Lender and Buyer shall provide a copy of such completed application to Seller. If the loan assumption is approved, Buyer shall have sole responsibility for payment of a 0.25.0% assumption fee and Lender's legal fees and other expenses. Seller agrees to cooperate with Buyer's efforts to promptly obtain Lender's approval of the loan assumption, as reasonably requested by Buyer. Buyer has been informed that Dennis J. Wong provided a Guaranty of Recourse Obligations and an Environmental Indemnity Agreement to Lender with respect to the Existing Loan and that Lender will require Buyer to provide a financially responsible person to provide a similar Guaranty of Recourse Obligations and Environmental Indemnity Agreement to Lender. Buyer agrees to cause Mr. Dinesh Maniar to do so upon the request of Lender. Seller makes a monthly deposit of One Thousand Two Hundred Thirty-Nine Dollars and Thirty-Five Cents ($1,239.35) to Lender for a reserve account (hereinafter the "Loan Reserve"). At Closing, such Loan Reserve will be assigned to Buyer by Seller and Buyer shall reimburse Seller the amount thereof. All other loan amounts, including, but not limited to, taxes and insurance, if any, shall be assigned to Buyer with a credit to Seller at Closing for such amounts.

         (g) "As-Is" Purchase. Buyer acknowledges that prior to Closing it will have had the opportunity to inspect the Property and observe the physical characteristics and condition of the Property and all other matters relating to the Property or this Agreement and of concern to Buyer (hereinafter "Property Conditions"), including: title; the environmental condition of the Property (including the presence or absence of Hazardous Materials in, on or about the Property); water, soil and geological conditions of the Property; the suitability of the Property or any and all activities and/or uses which may be conducted thereon; the compliance of or by the Property with any and all laws, rules, ordinances or regulations of any applicable governmental authority or body (including environmental, zoning, building codes, and the status of any development or use rights respecting the Property); the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; or the physical condition of the Improvements, including construction defects, deferred maintenance or other adverse physical conditions or defects. Buyer further acknowledges and agrees that except for any representations, warranties or agreement made by Seller herein, neither Seller nor Seller's Broker nor any of Seller's employees, agents or representatives have made any representations, warranties or agreements, express or implied, by or on behalf of Seller as to any matters concerning the Property Conditions. Subject to the preceding sentence, upon the Closing, Buyer acknowledges, agrees and represents that the Property will be purchased, conveyed and accepted by Buyer in its present condition, "AS IS", "WHERE IS" AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the Property Conditions whether or not known or discovered (other than the fraud or negligent misrepresentation of Seller), shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof.

         Buyer acknowledges and agrees that by the end of the Due Diligence Period, Buyer will have examined, reviewed and inspected the Property Conditions and other matters which, in Buyer's judgment, bear upon the Property and its value and suitability for Buyer's purposes; and upon Closing, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, review and inspections and the title insurance protection afforded by the owner's title policy.

         Upon Closing, Buyer shall assume the risk that all of the Property Conditions may not have been revealed by Buyer's investigations. The release of claims set forth below shall be referred to as the "Release". Upon the Closing Buyer, on its own behalf and on behalf of each of its successors and assigns and each and all of its and their respective members, officers, directors, employees, parents, affiliates or subsidiaries and each of their respective successors and assigns (hereinafter, collectively, "Waiver Parties") releases Seller and its agents and employees (hereinafter, collectively, "Released Parties") from, and waives any and all liability, claims, demands, damages and costs (including attorneys' fees and expenses) of any and every kind or character, known or unknown, for, arising out of, or attributable to, any and all Property Conditions, including, without limitation, any and all actual, threatened or potential claims, claims for contribution under Environmental Laws, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any federal, state or local law (both statutory and non-statutory), and, whether asserted or demanded by a third party against any of the Waiver Parties or incurred directly or indirectly by any of the Waiver Parties themselves (excluding however, fraud of Seller) that any of the Waiver Parties may now or hereafter have against any of the Released Parties (hereinafter, collectively, "Claims"), and that arise in connection with or in any way are related to: (i) the physical condition of the Property, the value of the Property or its suitability for Buyer's use; (ii) the ownership, management or operation of the Property, including the accuracy or completeness of any information reviewed by Buyer in connection with its investigations of the Property and which may have been relied upon by Buyer in deciding to purchase the Property; (iii) any Hazardous Materials at, beneath, to, from or about the Property, and compliance or non-compliance with Environmental Laws regarding any Hazardous Materials at, beneath, to, from or about the Property; (iv) any acts, omissions, services or other conduct related to any of the foregoing items "(i)" through "(iii)," inclusive; and/or (v) any condition, activity or other matter respecting the Property that is not addressed by any of the foregoing items "(i)" through "(iv)," inclusive and that is related to pollution or protection of the environment, natural resources, or public health. This Release shall survive the close of Escrow and the recording of the deed conveying the Property from Seller to Buyer.
         EXCEPT FOR FRAUD OR INTENTIONAL MISREPRESENTATION BY SELLER, BUYER WAIVES THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE ("SECTION 1542") AND ANY SIMILAR LAW OF ANY OTHER STATE, TERRITORY OR JURISDICTION.
SECTION 1542 PROVIDES:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

         BUYER ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.


                                 DM            MDZ
                        ---------------- ----------------
                        Buyer's Initials Buyer's Initials

         As used in this Agreement, the following terms have the following definitions:

                  (1) "Environmental Laws" means any applicable federal, state or local law, statute, regulation, rule, ordinance, permit, prohibition, restriction, license, requirement, agreement, consent, or approval, or any determination, directive, judgment, decree or order of any executive, administrative or judicial authority at any federal, state or local level (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, natural resources or public health and safety.

                  (2) "Hazardous Materials" means and shall include, without limitation, the following: any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," or "hazardous material" under the laws or regulations of the State of California, (ii) petroleum, (iii) asbestos and asbestos containing materials, (iv) designated as a hazardous waste pursuant to Section 311 of the

Federal Water Pollution Control Act (33 USC ss. 1317), (v) defined as hazardous waste pursuant to Section 1004 of the Federal Resource Conservation Recovery Act (42 USC ss. 1601 et seq.) (42 USC ss. 6903), (vi) defined as a hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response Compensation Liability Act (42 USC ss. 9601 et seq.), (vii) anything listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 (a) of the California Health and Safety Code, (viii) any material the presence of which would require remediation pursuant to the guidelines set forth in the State of California Leaking Underground Fuel Tank Field Manual, whether or not the presence of such material resulted from a leaking underground fuel tank, and (ix) mold.

         (h) Expiration of Due Diligence Period. Buyer shall have until expiration of the Due Diligence Period to deliver notice (hereinafter the "Approval Notice") to Seller and Title Company that Buyer has approved its due diligence evaluation of the Property, which Buyer may approve or disapprove in its sole and absolute discretion. If Buyer does not deliver the Approval Notice before the end of the Due Diligence Period, Buyer shall be deemed to have elected to terminate this Agreement. If Buyer elects, or is deemed to have elected, to terminate this Agreement in accordance with this Section 4(h), the First Deposit shall be returned to Buyer and neither party shall have any rights or obligations hereunder (except to the extent otherwise provided herein). If Buyer timely gives the Approval Notice, Buyer shall, within two (2) business days, make the Second Deposit.

         (i) Buyer's Due Diligence Indemnity. Buyer shall indemnify, protect, defend and hold Seller and the Property free and harmless from and against any and all mechanic's liens arising from Buyer's due diligence activities on the Property. Buyer also shall indemnify, protect, defend and hold Seller and the Property free and harmless from and against any other Claims arising from the negligence or willful misconduct of Buyer, Buyer's agents, contractors or subcontractors, or the contractors and subcontractors of such agents, in connection with Buyer's entry or activities upon the Property. The indemnity provisions of this Section 4(i) shall survive the Closing or earlier termination of this Agreement

         (j) Termination of Agreement. If this Agreement is terminated prior to Closing for any reason other than Seller's default hereunder, then promptly following such termination (and as a condition to return of the Deposit to Buyer if Buyer is so entitled), Buyer shall return to Seller, within five (5) business days after termination: (i) all original Due Diligence Documents and copies made by Buyer or transferees thereof from Buyer; and (ii) copies of all third party reports and studies relating to the Property received by Buyer, but without any representation or warranty by Buyer.

5.       CONDITIONS TO CLOSING.

         (a) Buyer's Conditions to Closing. The following conditions are precedent to Buyer's obligation to purchase the Property (hereinafter the "Buyer's Conditions"):

                  (i) Title Insurance. Title Company shall have issued or shall have unconditionally and irrevocably committed to issue an ALTA extended coverage title policy for the Purchase Price on Title Company's current form insuring fee ownership of the Property free and clear of all exceptions other than those caused or approved (or herein deemed approved) by Buyer. Buyer may request additional title policy forms or endorsements, but such shall not constitute a Buyer Condition.

                  (ii) Representations, Warranties and Covenants. Seller shall have materially performed each covenant required to be performed by Seller under this Agreement and all of Seller's representations and warranties set forth in this Agreement shall be materially true and correct as of the Closing. On the Closing, Buyer waives all Seller defaults known to Buyer.

                  (iii) Estoppel Certificates. Buyer shall have received an estoppel certificate dated within 30 days prior to the initially established Closing Date executed by each of the two tenants under the Leases in the form attached hereto as Exhibit "E", provided however that if after Seller exercises commercially reasonable efforts, any such tenant refuses to execute such form of estoppel certificate because another form is attached to such tenant's lease, then the form attached to such tenant's lease shall be acceptable; and provided further however, the form of estoppel certificate shall be modified to complete the relevant information for the respective lease and the form attached hereto as Exhibit "E" may be modified by or for the respective tenants to delete or modify provisions which such tenant asserts are not required by the estoppel certificate under its respective lease, but any such estoppel certificate shall contain no statement or information which is materially inconsistent with the provisions of such tenant's lease as delivered to Buyer. The estoppel certificates delivered hereunder are referred to hereinafter as the "Estoppel Certificates".

         Buyer's Conditions are intended solely for the benefit of Buyer. If any of Buyer's Conditions is not timely satisfied for any reason other than Buyer's default hereunder, Buyer shall have the right in its sole discretion to either
(i) waive in writing such Buyer's Condition and proceed with the Closing, or
(ii) terminate this Agreement, in which event the Deposit shall be returned to Buyer. Upon such termination of this Agreement by Buyer and disposition of the Deposit as provided above, neither party shall have further obligations under this Agreement (other than obligations which by their terms survive such a termination); provided, however, that if Seller is in default, Buyer shall retain its remedies against Seller as provided in Section 6(b) below.

         (b) Seller's Conditions to Closing. The following conditions are precedent to Seller's obligation to sell the Property (hereinafter the "Seller's Conditions"):

                  (i) Deposit of Funds. Buyer shall have deposited the balance of the Purchase Price into escrow, and such other funds as may be required pursuant to Section 7(f) and any other provisions of this Agreement.

                  (ii) Deliveries Complete. Buyer shall have delivered to Title Company the documents listed in Section 7(d) of this Agreement.

                  (iii) Representations, Warranties and Covenants. Buyer shall have performed each and every covenant required to be performed by Buyer under this Agreement and all of Buyer's representations and warranties set forth in this Agreement shall be true and correct as of the Closing.

                  (iv) Loan Assumption. At Closing, Buyer shall assume the Existing Loan and Lender shall release Seller and Dennis J. Wong from liability under the Existing Loan with respect to the period after the Closing.

         Seller's Conditions are intended solely for the benefit of Seller. If any of Seller's Conditions is not satisfied, Seller shall have the right in its sole discretion either to (i) waive in writing the Seller's Condition and proceed with the sale, or (ii) terminate this Agreement and retain the Deposit as liquidated damages, as provided herein. Upon such termination of this Agreement by Seller and disposition of the Deposits as provided above, neither party shall have further obligations under this Agreement (other than obligations which by their terms survive such a termination); provided however that if Buyer is in default, Seller shall retain both Deposits as liquidated damages, as provided in Section 6(a) below.

6.       REMEDIES.

         (a) Default by Buyer Prior to Closing. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF A BREACH OR DEFAULT UNDER THIS AGREEMENT BY BUYER, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE REMEDY FOR SUCH BREACH OR DEFAULT. BY INITIALING BELOW, THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. THE PAYMENT AND RETENTION OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER WAIVES ALL RIGHT TO SEEK OTHER RIGHTS OR REMEDIES AGAINST BUYER, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE. HOWEVER, NOTHING IN THIS SECTION SHALL PRECLUDE THE RECOVERY OF ATTORNEYS' FEES OR OTHER COSTS INCURRED BY SELLER IN ENFORCING THIS AGREEMENT OR LIMIT THE EFFECTIVENESS OF THE INDEMNIFICATION OBLIGATIONS OF BUYER UNDER SECTION 4(i) AND 13(b) OF THIS AGREEMENT.

         INITIALS:         Seller    DW        Buyer    DM       Buyer    MDZ
                                 -----------        ----------        ----------

         (b) Default by Seller Prior to Closing. If the sale of the Property is not consummated because of a breach or default under this Agreement by Seller, Buyer may, as Buyer's sole and exclusive remedy exercise one, and only one, of the following: (i) terminate this Agreement by delivery of notice of termination to Seller, whereupon the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for out-of-pocket expenses incurred in connection with the transaction contemplated hereunder provided Buyer submits to Seller evidence satisfactory to Seller that Buyer has incurred and paid for such expenses, which expenses shall include costs reasonably incurred by Buyer in attempting to assume the Existing Loan, including but not limited to processing fees, lender's legal fees, Buyer's legal fees, and third party report fees, and all parties hereto shall be relieved of all further obligations hereunder (other than obligations which by their terms survive such a termination); or (ii) close and waive the default; or (iii) no later than 30 days after the date of the scheduled Closing, commence an action for specific performance; provided however that if after Buyer's Due Diligence Approval as set forth in Section 4(h), Seller is in breach and the Closing does not occur on or before November 10, 2006, if such breach by Seller is an intentional and willful failure to close escrow hereunder, then Seller shall be liable to Buyer for any tax liability incurred by Buyer due to Buyer's failure to complete its Section 1031 exchange hereunder.

7.       CLOSING AND ESCROW.

         (a) Escrow Instructions. Upon mutual execution of this Agreement, the parties shall deposit an executed counterpart of this Agreement with Title Company as instructions to Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer each agrees to execute such additional escrow instructions as may be appropriate, or required by Title Company, to enable the escrow holder to comply with this Agreement; provided that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

         (b) Closing Date. The Closing hereunder shall be held and delivery of all items to be made at the Closing shall be made at the offices of Title Company on or before 10 a.m. (Pacific Time) on October 4, 2006; provided that Buyer shall have the right to extend the Closing for 30 days by giving notice of such extension to Seller and Title Company at least ten (10) days prior to the date initially established as for the Closing hereunder. Notwithstanding the foregoing, in no event shall the Closing occur after November 10, 2006.

         (c) Seller's Deliveries. At or before the Closing, Seller shall deliver to Buyer, or to Title Company as escrow holder, the following:

                  (i) a duly executed and acknowledged Deed;

                  (ii) two (2) duly executed counterparts of the Assignment of Intangible Property;

                  (iii) two (2) duly executed counterparts of the Assignment and Assumption of Leases;

                  (iv) the Estoppel Certificates;

                  (v) duly executed notices to the tenants under the Leases of the sale of the Property, in the form of Exhibit "F" attached hereto;

                  (vi) the originals (or to the extent originals are not available, copies) of the Leases;

                  (vii) any documents representing any Intangible Property being conveyed to Buyer, each to the extent in Seller's or its agents' possession;

                  (viii) any other instruments or records called for hereunder which have not previously been delivered, and keys to all doors to the Improvements which are in Seller's or its agents' possession; and

                  (ix) a California 593-C Certificate and an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code (hereinafter the "Code") and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code, substantially in the form of Exhibit "G" attached hereto.

         Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

         (d) Buyer's Deliveries. At or before the Closing, Buyer shall deliver to Seller, or to Title Company as escrow holder, the following:

                  (i) two (2) duly executed counterparts of the Assignment of Intangible Property;

                  (ii) two (2) duly executed counterparts of the Assignment and Assumption of Leases;

                  (iii) such resolutions and authorizations relating to Buyer as shall be reasonably required by Seller or Title Company; and

                  (iv) the Purchase Price, less the outstanding principal amount of the Existing Loan and the Deposit, as the Purchase Price is adjusted for prorations and costs as provided herein. As provided in Section 4(f), Buyer shall also deposit funds to reimburse Seller for the amount then held by Lender in the Loan Reserve.

         Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.

         (e) Additional Deposits. Seller and Buyer shall each deposit such other instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.

         (f) Prorations. The following are to be apportioned as of the Closing
Date:

                  (i) Rents. Rent, arrearages, operating cost pass-throughs and other additional rent or charges payable to landlord under the Leases (hereinafter, collectively "Rent") and prepaid rent under the Leases shall be apportioned as of the Closing Date, to the extent then paid, based on the actual number of days in the month or other applicable period during which the Closing occurs. Security deposits shall be considered a credit to Buyer for closing settlement purposes. Buyer shall exercise commercially reasonable efforts to collect for the account of Seller any Rent payable for the periods prior to the Closing; provided that Buyer shall have no obligation to initiate litigation with respect thereto. With respect to any Rent arrearages existing under the Leases or operating cost pass-throughs billed by or paid to Buyer after Closing, Buyer promptly shall pay to Seller any amounts actually collected which are applicable to the period preceding the Closing Date. Unless the Tenant designates otherwise, all Rent received by Buyer after Closing shall be first applied to unpaid Rent that has accrued after the Closing, and then to unpaid Rent that accrued prior to the Closing Date. Seller shall not invoice Tenants directly after the Closing, but shall work through Buyer to collect any rents for the period prior to Closing and Buyer shall cooperate with such efforts of Seller. Buyer shall not be required to initiate any action to recover any Rent payable for period prior to Closing, but shall join in action initiated by Seller to the extent reasonably necessary to obtain the relief sought, at Seller's cost. Percentage rents and CAM shall be deemed to accrue evenly over a given period based on the number of days elapsed.

                  (ii) Leasing Costs. Seller shall pay all leasing commissions, tenant improvement costs and other tenant inducements as set forth in the Leases (hereinafter the "Lease Costs") that are accrued, due and payable or required to be expended before the Closing Date. Buyer shall assume and be responsible to pay only those Lease Costs that are first arising or accruing on or after the Closing Date, including those that arise as a result of Lease extensions or renewals first exercised by tenants after the Closing.

                  (iii) Utility Charges; Other Apportionments. To the extent Seller (rather than a tenant) is responsible to pay utility charges at the Property, Seller shall have all meters read and Seller shall pay all utility charges one (1) day prior to the Closing Date. Buyer will arrange for utilities to be placed in its name as of the Closing Date and will pay to Seller at Closing the amount of any deposit(s) made by Seller, and Seller will transfer and assign to Buyer all of its right, title and interest in and to the applicable deposit(s) relating thereto. Buyer will be responsible for the cost of all utilities used on or after the Closing Date. Amounts payable under the HVAC Contract with ACCO Engineered Systems, interest under the Existing Loan, annual or periodic permit and/or inspection fees, and liability for other Property operation and maintenance expenses and other recurring costs will be pro rated as of the Closing Date.

                  (iv) Closing Costs. Buyer shall pay the premium for Buyer's title policy, all costs incurred to update the ALTA survey, all costs pertaining to assumption of the Existing Loan, and fifty percent (50%) of the escrow fees. Seller shall pay all city and county real estate transfer taxes and (50%) of the escrow fees. Payment of all other costs incurred in connection with the transaction contemplated by this Agreement shall be allocated between Buyer and Seller in accordance with the custom of Contra Costa County, as reasonably determined by Title Company.

                  (v) Real Estate Taxes and Special Assessments. General real estate taxes and assessments and personal property taxes payable for all tax years ending prior to the Closing Date, and any supplemental tax assessments relating to the period of time prior to the Closing, will be paid by Seller or by tenants pursuant to the terms of the applicable Leases, to the extent such amounts are to be paid by such tenants. As necessary, general real estate taxes and assessments and personal property taxes payable for the tax year in which the Closing Date occurs will be prorated by Seller and Buyer as of the Closing Date.

                  (vi) Closing Statement. Title Company shall prepare a preliminary Closing settlement statement and shall deliver such statement to Buyer and Seller for approval no less than three (3) days prior to the Closing Date.

                  (vii) Post-Closing Reconciliation. Seller and Buyer agree that if any of the foregoing prorations cannot be calculated accurately as of the Closing Date, then the same shall be estimated (based on current information then known, such as the most recent tax bills) for the purposes of Closing and within ninety (90) days after the Closing Date, or sooner if sufficient information is available to permit the parties to effectively calculate such prorations, either party owing the other party a sum of money based on such subsequent prorations shall pay such sum to the other party within ten (10) days after such calculations.

                  (viii) Survival. The provisions of this Section 7(f) shall survive the Closing.

8.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         The phrase "to Seller's knowledge" means to the actual, present knowledge of Gary Miranda and Peter Meier, without any duty of inquiry, investigation or inspection. Seller represents and warrants to Buyer as follows. Except for Seller's representations which cannot be verified or investigated by Buyer using due diligence experts and consultants, Buyer shall not rely upon Seller's representations and warranties in purchasing the Property and shall instead rely upon its own due diligence and third party reports; provided, however, that all of Seller's representations set forth herein shall be true at the Closing; and (ii) provided, further, that Buyer may rely upon Seller's representations and warranties in Closing the transaction contemplated herein. All of the following representations shall be true at the time of execution of this Agreement and shall be true at the Closing; provided, however, that said representations shall not survive the Closing, shall not be deemed continuing representations and are made at Buyer's request so as to permit Buyer to close this transaction on an "AS IS" basis as set forth in Section 4(g) above.

                  (i) Title. Seller has not entered into any conditional sales contracts, options, rights of first refusal, or similar agreements affecting the Property that remain in effect.

                  (ii) Zoning and Use. Seller has not received written notice from any governmental authority that the Property is not in compliance with or violates applicable environmental building and zoning laws, rules or regulations or governmental rules or regulations.

                  (iii) No Litigation. To Seller's knowledge, there are no pending or threatened claims or lawsuits of any kind against Seller or the Property, whether for personal injury, property damage, landlord-tenant disputes, property taxes, or otherwise, that could materially and adversely affect the operation or value of the Property or prohibit the sale thereof.

                  (iv) Insurance Indemnifications. Seller has not received notices by any insurance company which has issued a policy with respect to any portion of the Property, or by any board of fire underwriters, or from any governmental authority, of zoning, building, fire, or health code violations in respect to the Property.

                  (v) Enforceability of Agreement. The person executing any instruments for or on behalf of the Seller was fully authorized to act on behalf of Seller and that the Agreement is valid and enforceable against Seller in accordance with its terms and each instrument to be executed by Seller pursuant hereto or in connection therewith will, when executed, be valid and enforceable against Seller in accordance with its terms. No approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority, including, but not limited to, subdivision approval, is required in connection with the valid execution and delivery of and compliance with this Agreement by Seller.

                  (vi) Leases. Exhibit "D" attached hereto contains a complete and correct list of all Leases, including any amendments, modifications or supplements thereto, and the tenant, licensee or occupant thereunder is in actual possession.

                  (vii) Leasing Commissions. As of the Closing, no brokerage or leasing commissions or other compensation will be due or payable to anyone with respect to or on account of any of the Leases.

                  (viii) Personal Property; Service Contracts. Seller does not own any personal property that is used in connection with the ownership or operation of the Property. Except for the HVAC Contract with ACCO Engineered Systems, there is no agreement, in writing or otherwise, between the Seller and any other person or persons for service, supply, maintenance, or the operation of the Property.

                  (ix) Hazardous Waste. To Seller's knowledge, and except as may be disclosed in the Due Diligence Documents, (a) the Property has not at any time been used for the purposes of storing, manufacturing, releasing or dumping Hazardous Materials or Substances, except for normal quantities of Hazardous Materials or Substances utilized in connection with the normal maintenance and operation of the Property in compliance with all Environmental Laws (as hereinafter defined) and so-called household and cleaning Hazardous Materials utilized by tenants of the Property; and (b) no underground storage tanks, pipelines or clarifiers have been or are located on the Property. "Hazardous Materials" or "Substances" shall mean (1) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances deemed as "hazardous wastes," "hazardous materials," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (hereinafter "CERCLA"), 42 U.S.C. ss. 9601 et seq.; the Toxic Substance Control Act (hereinafter "TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802; the Resource Conservation and Recovery Act (hereinafter "RCRA"), 42 U.S.C. ss. 9601, et seq.; the Clean Water Act (hereinafter "CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300 et seq.; the Clean Air Act (hereinafter "CAA"), 42 U.S.C. ss. 7401 et seq.; the Hazardous Waste Control Law, California Health and Safety Code ss. 25025 et seq., the Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health and Safety Code, Division 20, Chapter 6.8, the Hazardous Materials Release Response Plans and Inventory Act, California Health and Safety Code, Division 20, Chapter 6.95, The Underground Storage of Hazardous Substances Act, California Health and Safety Code, Division 20, Chapter 6.7, the Porter-Cologne Act, California Water Code ss. 13050 et seq. and in any applicable permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinances now in effect relating to environmental matters (hereinafter, collectively, "Environmental Laws"); and (2) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation, ordinance or common law doctrine, including any Environmental Law, now in effect, including, but not limited to, (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel, (E) asbestos,
(F) lead in water, paint or elsewhere, (G) radon, (H) polychlorinated biphenyls (PCB's) and (I) ureaformaldehyde.

                  (x) Black Mold. To Seller's knowledge, no tenant has commenced any litigation concerning black mold nor has any such litigation been threatened. Buyer shall rely upon its own experts to determine whether or not , the levels of mold or fungi, including, but not limited to, penicillium/aspergillus and stachybotrys chartarum, located within the improvements on the Property, are greater than the levels of such mold or fungi located in the outdoor environment and there are not accumulations of mold or fungi located in the interior of the Buildings.

                  (xi) Operating Statements. To Seller's knowledge, the operating statements delivered to Buyer present fairly the financial condition of the Property at such date and the result of its operations for the period then ended.

                  (xii) Foreign Person. Seller is not a "foreign person" as that term is defined in Section 1445(f) of the Code and any similar provisions of applicable state law, and the regulations issued thereunder.

         If Seller becomes aware of any act or circumstance which would change or render incorrect, in whole or in part, any representation or warranty made by Seller under this Agreement, whether as of the date given or any time thereafter prior to the Closing Date and whether or not such representation or warranty was based upon Seller's knowledge and/or belief as of a certain date, Seller will give prompt written notice of such changed fact or circumstance to Buyer, but such notice shall not release Seller of its liabilities or obligations with respect thereto, if any. At Buyer's request, at Closing, Seller shall issue a Certificate stating that all the representations and warranties contained in this Section 8.1 are true and correct as of said date, or setting forth in detail which of such matters are not true and correct.

         ALL REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 8 MADE IN WRITING BY SELLER IN CONNECTION WITH THE TRANSACTIONS HEREIN PROVIDED FOR SHALL BE TRUE AND CORRECT ON THE DATE HEREOF AND ON THE CLOSING DATE. THESE REPRESENTATIONS AND WARRANTIES SHALL NOT SURVIVE THE CLOSING AND THE PROPERTY SHALL BE CONVEYED "AS IS."

9.       REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Seller as follows:

         (a) Buyer is duly organized, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and perform the terms of this Agreement.

         (b) This Agreement is duly authorized and executed by Buyer, and this Agreement and all documents required to be executed by Buyer in connection herewith, are and shall be valid, legally binding obligations of Buyer, enforceable in accordance with their terms.

         (c) To Buyer's knowledge, no action, proceeding or investigation is pending or threatened against Buyer, before any court or governmental department, commission, board, agency or instrumentality that would affect its ability to carry out its obligations under this Agreement.

10.      RISK OF LOSS.

In the event any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction: (i) would cost less than One Hundred Thousand Dollars ($100,000) to repair and is fully covered by Seller's insurance, except for the deductible amounts thereunder, which deductible amounts are less than Fifty Thousand Dollars ($50,000); or (ii) is uninsured and would cost less than Fifty Thousand Dollars ($50,000) to repair or restore, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein (hereinafter "Minor Casualty"). In such event, Buyer shall receive a credit against the Purchase Price equal to such (a) deductible amount (except the portion applied to repairs), and Seller shall assign to Buyer the proceeds of insurance payable on account of such damage or destruction or (b) if clause (ii) above is applicable, the remaining cost to repair and restore. In the event of a casualty other than a Minor Casualty or the Property becomes the subject of any condemnation proceeding involving a portion of the Property greater than $100,000, then each of Buyer and Seller shall have the right, at its election, to terminate this Agreement by delivery of notice of termination to the other on or before the scheduled Closing Date, whereupon Buyer and Seller shall instruct Escrow Holder to return the Second Deposit to Buyer, and each shall be released from all obligations hereunder pertaining to the Property (other than the indemnification obligations under Section 4(i) and 13(b)). If this Agreement is not terminated, Seller and Buyer agree that Seller shall assign to Buyer any proceeds of insurance or condemnation awards and the Purchase Price shall be reduced by the amount of Seller's deductible (except the portion applied to repairs). Any repairs made by Seller pursuant to this Section 10 shall be first paid out of insurance proceeds and the deductible and made as promptly as reasonably possible, and the Closing shall be extended until the repairs are substantially completed unless Buyer elects to close escrow prior to such completion of repairs.

11.      OPERATION PENDING CLOSING.

Prior to the Closing, Seller shall operate and maintain the Property, or cause the Property to be operated and maintained, in a businesslike manner and substantially in accordance with Seller's past practices with respect to the Property. Without the prior written consent of Buyer, which will not be unreasonably withheld or delayed, Seller will not subject the Property to any leases, lease amendments, contracts, liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the Effective Date which could affect the Property following the Close of Escrow. If upon a request from Seller, Buyer refuses to give its consent, it must deliver to Seller a written explanation of its reasons therefore. If Buyer does not approve Seller's request within three (3) business days, the requested matter shall be deemed to have been approved by Buyer.

12.      BUYER CONTACTS WITH THIRD PARTIES.

Buyer shall not have contact with any with any existing tenant, vendor or governmental authority with respect to the Property without providing Seller prior written notice of such proposed contact and unless Seller is given at least one (1) business day's prior written or e-mail notice, and a representative of Seller is given the opportunity to be present. Buyer shall copy Seller on all correspondence with tenants, occupants and governmental authorities. Buyer shall not enter into any agreement or commitment that is binding on the Property until after the Closing and Buyer shall have no power or authority to bind Seller or the Property prior to Closing.

13.      MISCELLANEOUS.

         (a) Notices. Except as otherwise specifically provided in this Agreement, any notice, consent, request or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon: (i) hand delivery; (ii) one business day after being deposited with Federal Express or another reliable overnight courier service; (iii) transmission by facsimile telecopy during regular business hours at the receiver's location, with facsimile transmittal confirmation and with a confirming copy sent the same business day by United States mail; or (iv) upon receipt after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required and addressed as follows:

                  If to Seller:       SPI Willow Pass, L.P.
                                      c/o SPI Holdings, LLC
                                      650 California Street, Suite 1288
                                      San Francisco, CA  94108
                                      Attention: Gary Miranda and Gil Berkeley
                                      Telephone: 415-288-7900
                                      Facsimile: 415-391-9142

                  If to Buyer:        Mr. Mark D. Zimmerman
                                      c/o Montgomery Realty Group, Inc.
                                      400 Oyster Point Boulevard, Suite 415
                                      South San Francisco, CA  94080
                                      Telephone: 650-266-8080
                                      Facsimile:  650-266-8089

                  With a copy to:     James T. Graeb, Esq.
                                      Montgomery Realty Group, Inc.
                                      400 Oyster Point Boulevard, Suite 415
                                      South San Francisco, CA  94080
                                      Telephone: 650-266-8080
                                      Facsimile: 650-266-8089


or such other address as either party may from time to time specify by notice hereunder to the other.

         (b) Brokers/Intermediaries. Seller represents that Seller has not had any conversations or dealings with any broker, finder or other intermediary in connection with the Property other than TRI Commercial Real Estate Services, Inc. (hereinafter the "Seller's Broker"). Buyer represents that Buyer has not had any conversations or dealings with any broker, finder or other intermediary in connection with the Property other than Seller's Broker. If the Closing occurs, Seller shall pay a real estate commission to Seller's Broker pursuant to separate agreement. Seller agrees to defend, indemnify and hold harmless Buyer from and against any and all liabilities, claims, demands, damages, or costs of any kind (including attorneys' fees, costs and expenses) arising from or connected with any broker's or finder's fee or commission or charge (hereinafter the "Broker Claims") claimed to be due by Seller's Broker, or any other person arising from or by reason of Seller's conduct with respect to this transaction. Buyer and Seller each agree to defend, indemnify and hold the other harmless from and against any and all Broker Claims claimed to be due any other broker arising from or by reason of the indemnifying party's involvement in this transaction. This Section 13(b) shall survive the close of Escrow.

         (c) Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original document. Delivery of the executed Agreement may be accomplished by facsimile transmission, and if so, the facsimile copy shall be deemed an executed original counterpart of the Agreement. All executed counterparts together shall constitute one and the same document, and any signature pages, including facsimile copies thereof, may be assembled to form a single original document.

         (d) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Except for an assignment by Mark D. Zimmerman as Exchange Accommodator to Montgomery Realty Group, Inc., Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior consent of Seller, which consent may be denied in its sole discretion; provided, however, that Seller's consent shall not be required for Buyer's assignment of its rights and obligations under this Agreement to one or more Special Purpose Entities (hereinafter "SPE") controlling, controlled by or under common control with Buyer, so long as such assignment will not delay, impair or inhibit the Closing or the assumption of the Existing Loan.

         (e) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by an instrument executed by the party to be bound.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (g) Integration of Prior Agreements. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersede all prior negotiations, correspondence, agreements and understandings between the parties relating to the subject matter hereof.

         (h) Enforcement. In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute (as the court shall determine) shall pay any and all reasonable costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, arbitration and court costs and attorneys' and experts' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

         (i) Confidentiality and Return of Documents. Except as required by law, neither party shall disclose any proprietary or confidential information furnished by the other party (including any material related to such party's internal affairs or composition) or, unless authorized by the other party, the terms of this Agreement, except to its partners, attorneys, accountants, consultants, agents and prospective lenders as necessary in connection with the consummation of this transaction, and then only if similar confidential treatment is required on the part of such parties. If this Agreement is terminated, Buyer shall return to Seller all documents delivered by Seller to Buyer in connection with this Agreement. This Section 13(i) shall survive the close of Escrow or termination of this Agreement.

         (j) Time of the Essence; Dates. Time is of the essence of this Agreement. If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, such date shall be deemed to have expired at 3:00 p.m. (Pacific Time) on the next business day, notwithstanding anything to the contrary herein.

         (k) Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

         (l) 1031 Exchange. Buyer and Seller shall each, upon request of the other party, cooperate in effecting one or more tax-deferred exchanges under Internal Revenue Code, Section 1031 (each, hereinafter an "Exchange") in connection with the transaction contemplated by this Agreement, including the execution of escrow instructions and other documents therefor; provided that the requesting party will pay any and all additional costs or expenses connected with such exchange; provided that the requested party shall not be required to take title to other real property in connection with the exchange; and provided that the Exchange will not delay the Closing hereunder. Neither party shall be responsible to the other with respect to whether this transaction will qualify an Exchange, nor shall the Closing be contingent upon the transaction qualifying as an Exchange. Buyer and/or Seller may assign its rights in, and delegate its duties under this Agreement (in part or in whole), as well as transfer its interest in the Property, to an exchange intermediary, and Buyer and/or Seller may add such intermediary as an additional party to the escrow; provided that Buyer and/or Seller, as applicable, shall remain primarily liable under this Agreement.

         (m) Survival of Warranties; Limitation of Claims.

                  (i) No action for breach of Seller's representations and warranties contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall be actionable unless filed within one (1) year following the Closing Date (hereinafter the "Limitation Period"). After Closing, if Buyer learns of a breach of a representation or warranty, Buyer shall give notice to Seller of such breach and if Seller shall have the following cure period to cure such breach: within thirty (30) days following the giving of such notice, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period not to exceed ninety (90) days, so long as such cure has been commenced within such thirty (30) days and has been diligently pursued. If Seller fails to cure such breach within such cure period, Buyer's sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within ninety (90) days after the last day Seller was entitled to cure such breach hereunder or the day Seller provided Buyer with notice of termination of such cure. Neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds Twenty-Five Thousand Dollars ($25,000), in which event the party in breach shall be responsible for the full amount of damages, subject to the limitation below. The aggregate liability of Seller to Buyer and all those claiming by or through Buyer for claims, demands, damages, expenses (including attorneys' fees), suits, awards, judgments and liabilities asserted, awarded or otherwise recovered against Seller in connection with this Agreement, any document executed by Seller in connection with this Agreement or the Property, including claims for breaches of Seller's representations or warranties, shall not exceed Five Hundred Thousand Dollars ($500,000.00).

                  (ii) Subject to clause (i) above and excluding any claim of fraud or willful misconduct by Seller, any right of Buyer to bring a claim or suit under this Agreement or any document executed by Seller pursuant to this Agreement shall expire and shall be of no further force or effect after the Limitation Period. The Limitation Period referred to herein shall apply to known as well as unknown breaches of this Agreement or any such document or other bases for claims that may be brought under this Agreement or any such document.

(iii) The provisions of this Section 13(m) shall survive the Closing.


                            [SIGNATURE PAGE FOLLOWS]

                    [SIGNATURE PAGE TO 1675 WILLOW PASS ROAD
                          PURCHASE AND SALE AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                SELLER:

                                SPI WILLOW PASS, L.P.,
                                a California limited partnership

                                By:  Prism Capital Corporation, a Delaware
                                corporation, its General Partner


                                By: /s/ Dennis J. Wong
                                   -----------------------------------------
                                   Dennis J. Wong, President

                                BUYER:

                                MARK D. ZIMMERMAN, AS QUALIFIED EXCHANGE
                                ACCOMMODATOR FOR MONTGOMERY REALTY GROUP, INC., a Nevada corporation.


                                /s/ Mark D. Zimmerman
                                --------------------------------------------
                                Mark D. Zimmerman, As Qualified Exchange
                                Accommodator for Montgomery Realty Group, Inc.



                                MONTOMERY REALTY GROUP, INC.
                                a Nevada corporation



                                By:  /s/ Dinesh Maniar
                                   ------------------------------------------
                                   Dinesh Maniar
                                   Its: President

                                LIST OF EXHIBITS

           Exhibit A         Description of Real Property
           Exhibit B         Assignment of Intangible Property
           Exhibit C         Assignment and Assumption of Leases
           Exhibit D         List of Due Diligence Documents
           Exhibit E         Form of Estoppel Certificate
           Exhibit F         Form of Notice to Tenants
           Exhibit G         Certificate  of Transferor Other Than an Individual
                             (FIRPTA Affidavit)

                                    EXHIBIT A

                                  REAL PROPERTY
                                LEGAL DESCRIPTION


         Real property in the City of Concord, County of Contra Costa, State of California, described as follows: PARCEL ONE:

PORTION OF THE RANCHO MONTE DEL DIABLO, DESCRIBED AS FOLLOWS:

COMMENCING IN THE CENTER LINE OF MARKET STREET; AT THE NORTHEAST LINE OF THE PARCEL OF LAND DESCRIBED IN THE DEED TO LOUIS A OLIVEIRA, ET UX, RECORDED FEBRUARY 6, 1947, BOOK 954, OFFICIAL RECORDS, PAGE 335; THENCE FROM SAID POINT OF COMMENCEMENT, SOUTH 66 DEGREES 36' 30" EAST, ALONG SAID NORTHEAST LINE, 0.19 OF A FOOT TO THE ACTUAL POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL OF LAND; THENCE FROM SAID POINT OF BEGINNING, ALONG THE EXTERIOR LINE OF THE PARCEL OF LAND DESCRIBED IN THE DEED TO ERICKSON, PHILLIPS & WEISBERG, RECORDED JUNE 15, 1956, BOOK 2788, OFFICIAL RECORDS, PAGE 384, AS FOLLOWS:

SOUTH 30 DEGREES 44' 30" EAST, 436.44 FEET; SOUTH 59 DEGREES 15' 30" WEST, 280 FEET AND NORTH 30 DEGREES 44' 30" WEST, 234.04 FEET TO THE CENTER LINE OF SAID MARKET STREET; THENCE SOUTH 23 DEGREES 22' WEST, ALONG SAID CENTER LINE, 169.11 FEET TO THE SOUTHWEST LINE OF SAID OLIVEIRA PARCEL, 954 OR 335; THENCE SOUTH 66 DEGREES 38' EAST, ALONG SAID SOUTHWEST LINE, 197.38 FEET; THENCE NORTH 59 DEGREES 15' 30" EAST, 281.29 FEET; THENCE SOUTH 30 DEGREES 44' 30" EAST, 150 FEET; THENCE SOUTH 59 DEGREES 15' 30" WEST, 172.74 FEET TO THE SOUTHWEST LINE OF SAID OLIVEIRA PARCEL, 954 OR 335; THENCE SOUTH 66 DEGREES 38' EAST, ALONG SAID SOUTHWEST LINE, 250.58 FEET TO THE NORTHWEST LINE OF WILLOW PASS ROAD; THENCE NORTH 59 DEGREES 15' 30" EAST, ALONG SAID NORTHWEST LINE, 240.92 FEET TO THE MOST SOUTHERLY CORNER OF THE PARCEL OF LAND DESCRIBED IN THE DEED TO ARTHUR WEISBERG, ET UX, RECORDED JUNE 15, 1956, BOOK 2788, OFFICIAL RECORDS, PAGE 383; THENCE ALONG THE EXTERIOR BOUNDARY LINES OF SAID WEISBERG PARCEL, 2788 OR 383, AS FOLLOWS: NORTH 30 DEGREES 44' 30" WEST, 313 FEET; NORTH 59 DEGREES 15' 30" EAST, 167.45 FEET AND SOUTH 30 DEGREES 44' 30" EAST, 313 FEET TO THE NORTHWEST LINE OF SAID WILLOW PASS ROAD; THENCE NORTH 59 DEGREES 15' 30" EAST, ALONG SAID

NORTHWEST LINE, 226.30 FEET TO A POINT WHICH BEARS SOUTH 66 DEGREES 36' 30" EAST FROM THE POINT OF BEGINNING; THENCE NORTH 66 DEGREES 36' 30" WEST, 1005 FEET TO THE POINT OF BEGINNING

PARCEL TWO:

THE RECIPROCAL PARKING RIGHTS AND EASEMENTS IN COMMON CREATED AS AN APPURTENANCE TO PARCEL ONE ABOVE, BY THE FOLLOWING INSTRUMENTS:

(A) GRANT OF EASEMENTS AND PARKING AGREEMENT BY CONCORD INVESTMENTS, A CORPORATION, ARTHUR WEISBERG, ET UX, AND ERICKSON, PHILLIPS AND WEISBERG, A CORPORATION, DATED MAY 23, 1956 AND RECORDED JUNE 15, 1956, BOOK 2788, OFFICIAL RECORDS, PAGE 386.

(B) AGREEMENT NO. 2 BY CONCORD INVESTMENTS, A CORPORATION, ARTHUR WEISBERG, ET UX, AND ERICKSON, PHILLIPS AND WEISBERG, A CORPORATION, DATED MAY 23, 1956 AND RECORDED JUNE 15, 1956, BOOK 2788, OFFICIAL RECORDS, PAGE 408.

(C) AGREEMENT NO. 3 BY CONCORD INVESTMENTS, A CORPORATION, ARTHUR WEISBERG, ET UX, AND ERICKSON, PHILLIPS AND WEISBERG, A CORPORATION, DATED JUNE 14, 1956 AND RECORDED JUNE 15, 1956, BOOK 2788, OFFICIAL RECORDS, PAGE 434.

(D) 1996 AMENDMENT TO GRANT OF EASEMENTS AND PARKING AGREEMENT DATED MAY 1, 1996 AND RECORDED FEBRUARY 3, 1997 AS INSTRUMENT NO. 97-018899 OF OFFICIAL RECORDS.
APN: 126-281-009-4 and 126-281-010-2 and 126-281-012-8

                                    EXHIBIT B

                        ASSIGNMENT OF INTANGIBLE PROPERTY

         THIS ASSIGNMENT is made and entered into as of ________________, 2006 by SPI WILLOW PASS, L.P., a California limited partnership ("Assignor"), and ___________________ ("Assignee").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), Assignor assigns and transfers unto Assignee all of its right, title, claim and interest in and under: (A)all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of that certain real property at 1675 Willow Pass Road, Concord, California; (B) the HVAC Contract with ACCO Engineered Systems; and (C) any other Intangible Property (as defined in that certain Purchase and Sale Agreement dated as of ________________, 2006, between Assignor and Assignee (the "Agreement")).

         Effective as of the Effective Date, Assignee assumes all of the owner's obligations under the HVAC Contract with ACCO Engineered Systems to be performed from and after the Effective Date (as defined below).

For purposes of this Assignment, the "Effective Date" shall be the date of the Closing (as defined in the Agreement).

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

                       ASSIGNOR:    SPI WILLOW PASS, L.P.,
                                    a California limited partnership

                                    By:  Prism Capital Corporation, a Delaware
                                    corporation, its General Partner

                                    By: ____________________________
                                       Dennis J. Wong, President

                       ASSIGNEE:    ________________________________,
                                    a ______________________________

                                    By:  ___________________________

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION OF LEASES

         THIS ASSIGNMENT is made this ______ day of _____________, 2006, between SPI WILLOW PASS, L.P., a California limited partnership ("Assignor"), and ___________________________, a ____________________ ("Assignee"), who agree as follows:

         1. Assignment and Assumption. For good and valuable consideration including, without limitation, the terms and conditions of that certain Purchase and Sale Agreement, dated ______________, 2006, between Assignor and Assignee (the "Purchase Agreement"), effective as of the Effective Date (as hereinafter defined), (a) Assignor assigns to Assignee all right, title and interest of lessor in the Leases described as (i) the lease dated October 3, 1997 with Burlington Coat Factory Warehouse of Concord, Inc., and (ii) the lease dated July 25, 2005 with Jo-Ann Stores, Inc. ("Leases"), and (b) Assignee accepts the assignment and assumes and agrees to perform, as a direct obligation to the parties to the Leases all the obligations and liabilities of Assignor as lessor under the Leases to be performed from and after the Effective Date, together with any and all obligations with respect to the repayment or credit for any security deposits under such Leases to the extent transferred to Assignee under the Purchase Agreement. Notwithstanding the foregoing, Assignor shall retain all rights to its prorata share of any rent, operating cost pass-throughs and other additional rent or charges payable under the Leases for periods prior to the Effective Date, as provided in the Purchase Agreement.

         2. Effective Date. This Assignment shall be deemed effective on the date of Closing, as defined in the Purchase Agreement ("Effective Date").

         3. Attorneys' Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys' fees, as the court shall determine. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

         4. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         5. Severability. If any provision of this Assignment shall be held invalid or unenforceable for any reason and to any extent, the remainder of this Assignment shall not be affected, but shall be enforced to the greatest extent permitted by law.

         6. Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

                       ASSIGNEE:    SPI WILLOW PASS, L.P.,
                                    a California limited partnership

                                    By:  Prism Capital Corporation, a Delaware
                                    corporation, its General Partner

                                    By:____________________________
                                       Dennis J. Wong, President

                       ASSIGNOR:    ________________________________,
                                    a ______________________________

                                    By:  ___________________________

                                    EXHIBIT D

                         LIST OF DUE DILIGENCE DOCUMENTS


         o    Burlington Coat Factory Lease dated October 3, 1997
         o    Lease with Jo-Ann Stores, Inc., dated July 25, 2005
         o Loan Documents: Promissory Note, Deed of Trust, Loan Agreement, Assignment of Leases and Rents, Guaranty of Recourse Obligations, Environmental Indemnity, Clearing House Agreement, and Capital Expenditure Reserve Funds letter
         o    ALTA Survey (5-9-2005) - By Tronoff & Associates
         o    Phase I Environmental Report (10-12-2005) - by LandAmerica
         o    Property Condition Report (12-9-2005) - by LandAmerica
         o    Limited Asbestos Survey (5-9-2005) - by AEI Consultants
         o    Visual Asbestos Post-Abatement Survey (8-26-2005) - by AEI
              Consultants
         o Asbestos Containing Building Materials - Operations & Maintenance Program (10-14-2005) - by LandAmerica
         o    PML (Seismic) Report (10-11-2005) - by LandAmerica
         o    HVAC Contract - ACCO engineered systems
         o    Copies of Shopping Center's CC&Rs
         o By-Laws of Concord Shopping Center Association & By-Laws of CSC Parking Maintenance Association
         o    1996 Grant of Easement and Parking Agreement
         o    Copies of real property taxes (2005 - 2006)
         o    Property insurance certificate

         o    Certificate of Occupancy - JoAnns Fabrics (2-16-06)
         o Certificate of Occupancy - Fitness for Less (Burlington's predecessor) (7-21-93)
         o    JoAnn's Commencement Letter
         o 2004 CSC Maintenance and Concord Shopping Center Association financial statement
         o 2005 CSC Maintenance and Concord Shopping Center Association financial statements
         o    2006 CSC Maintenance and Concord Shopping Center Association
              Budget.
         o    2006 Property Budget - dated November 9, 2005
         o    YTD Property Financials (March 2006)
         o    Construction Drawings - JoAnns TI's (Specs, Arch, Elec, MP)
         o Construction Drawings - Shell "As Builts" (Plans Conc C-1, Conc S-1, Plans Concord 1 - Concord 6)

                                    EXHIBIT E

                          FORM OF ESTOPPEL CERTIFICATE

                           Tenant Estoppel Certificate


To:      __________________________
         __________________________

         (together with any assignees, the "Buyer")

Re:      1675 Willow Pass Road
         Concord


         The undersigned, as Tenant of approximately ________ square feet of space (the "Premises") under that certain Lease dated _______________ initially made with __________________________, and currently held by ____________ as
Landlord (the "Lease"), hereby certifies as follows:

         (a) Attached hereto is a true, correct and complete copy of the Lease and amendments thereto, if any;

         (b) The Lease is in full force and effect and the interest of the undersigned in the Lease has not been assigned or encumbered;

         (c) The Lease represents the entire agreement between the parties as to said leasing, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by the undersigned;

         (d) The expiration date of the term of the Lease is ______________, including any presently exercised option or renewal term, and that the undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

         (e) The undersigned has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease;

         (f) All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. On this date there are no existing defenses, offsets, claims or credits which the undersigned has against the enforcement of the Lease except for prepaid rent through __________________ (not to exceed one month);

         (g) To Tenant's knowledge, there are no defaults by the undersigned or Landlord under the Lease, and no event has occurred or situation exists that would, with the passage of time, constitute a default under the Lease;

         Tenant acknowledges the right of the Buyer to rely upon the certifications and agreements in this Certificate in purchasing the Property from Landlord.


         EXECUTED this _____ day of _________________, 2006.


                                            [______________________,
                                            a __________________]

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT F

                           FORM OF NOTICE TO TENANT(S)

_________, 2006

VIA FACSIMILE AND U.S. MAIL

[TENANT]
___________________________________
___________________________________
___________________________________
___________________________________

                     Re: 1675 Willow Pass Road, Concord

Dear __________:

         This letter is to inform you that the above-referenced property has been sold by the undersigned to _____________________ (the "Buyer"). In connection therewith, the Buyer has become the "Lessor" under that certain lease dated _________, by and between _______________________, as initial lessor, and _______________________, as initial lessee (the "Lease"). In order to receive credit for payments under the Lease, from and after the date hereof, all payments shall be made in accordance with the directions set forth in this letter.

         You are authorized and directed that, commencing as of the date hereof, each payment of rent and other charges first accruing from and after the date hereof and owed by you under the Lease are to be made in the form of a check made payable to the order of _________________, and delivered to the following address: ________________________ [may be lock box arrangement].

         Your security deposit, if applicable, has been transferred to Buyer.

                                                SPI WILLOW PASS, L.P.,
                                                a California limited partnership

                                                By:  Prism Capital Corporation,
                                                a Delaware corporation,
                                                its General Partner

                                                By: ____________________________
                                                    Dennis J. Wong, President

WillowPass PSA 081006

                                    EXHIBIT G

                            CERTIFICATE OF TRANSFEROR
                            OTHER THAN AN INDIVIDUAL
                               (FIRPTA Affidavit)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _______________________________________, the transferee of certain real property located 1675 Willow Pass Road, Concord, California that withholding of tax is not required upon the disposition of such U.S. real property interest by the undersigned ("Transferor"), the undersigned certifies the following on behalf of Transferor:

         I. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         II. Transferor's U.S. employer identification number is __________; and

         III. Transferor's office address is 650 California Street, Suite 1288, San Francisco, CA 94108.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: __________, 2006.



SPI WILLOW PASS, L.P.,
a California limited partnership

By:  Prism Capital Corporation, a Delaware corporation,
its General Partner

By: ____________________________
    Dennis J. Wong, President